VCIC                          For additional information contact:
                              G.S. Donovan or K.K. Duttlinger (630) 789-4900 A.S. Brilliant, Milbank Tweed Hadley & McCloy
                              (212) 530-5000

                     VISKASE COMPANIES, INC. ANNOUNCES
                        CONFIRMATION OF PREPACKAGED
                           PLAN OF REORGANIZATION

WILLOWBROOK, ILLINOIS, December 20, 2002 - Viskase Companies, Inc. ("Viskase") announced today that Judge John D. Schwartz of the U.S. Bankruptcy Court for the Northern District of Illinois, Eastern Division, confirmed Viskase's Prepackaged Plan of Reorganization as Modified. Viskase expects to consummate the Prepackaged Plan of Reorganization during January 2003 subject to finalization of a post-confirmation credit facility.

F. Edward Gustafson, Chairman of the Board, President and Chief Executive Officer of Viskase stated, "Viskase is pleased that its Prepackaged Plan of Reorganization was confirmed by the Bankruptcy Court so quickly. We look forward to building upon our excellent relationships with our customers and suppliers and to continuing our long-standing commitment to the meat and poultry industry."

Viskase Companies, Inc. has its major interests in food packaging. Principal products manufactured are cellulosic and nylon casings used in the preparation and packaging of processed meat products.

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